Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

Addex Therapeutics Ltd

Geneva, Switzerland

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-255089) and Form S-8 (No. 333-255124) of Addex Therapeutics Ltd (the Company) of our report dated May 15, 2025, relating to the consolidated financial statements appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2024.

BDO AG

/s/ Christoph Tschumi	/s/ Nigel Le Masurier

Zurich, Switzerland, May 15, 2025

Consent of Independent Registered Public Accounting Firm

Neurosterix US Holding LLC

Delaware, USA

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-255089) and Form S-8 (No. 333-255124) of our report dated May 15, 2025, relating to the Neurosterix US Holding LLC consolidated financial statements appearing in Addex Therapeutics Ltd’s Annual Report on Form 20-F for the year ended December 31, 2024.

BDO AG

/s/ Christoph Tschumi	/s/ Nigel Le Masurier

Zurich, Switzerland, May 15, 2025